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                                                                       EXHIBIT 2

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT dated this 22 day of April, 1999, made by and between CREST PROPERTIES, LTD., a Texas limited partnership (hereinafter called "Lessor"), and THE CLUETT CORPORATION, a California corporation (hereinafter called "Lessee");


                              W I T N E S S E T H:

         Lessor, in consideration of the rent to be paid and the covenants and agreements to be performed by Lessee, as hereinafter set forth, does hereby LEASE, DEMISE and LET unto Lessee, and Lessee hereby takes and accepts, the real property described in Exhibit A attached hereto and made a part hereof, together with (a) all buildings and other improvements now or hereafter located or erected thereon (b) all fixtures and other property affixed to said buildings and other improvements; (c) all of Lessor's interest in and to all easements and other rights as may be necessary for ingress and egress and maintenance of said property; and (d) all and singular the rights and appurtenances pertaining to the foregoing property; (all of said property hereinafter called the "Leased Property") for the term hereinafter set forth.

         The Leased Property is leased by Lessor to Lessee and is accepted and is to be used and possessed by Lessee upon and subject to (a) all covenants, conditions, easements, reservations, rights-of-way and other matters recorded in the land records in the county and state in which the Leased Property is located; (b) any state of facts which an accurate survey or physical inspection thereof might show or of which Lessee has actual knowledge; (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any Governmental Authority (as herein defined) having jurisdiction; (d) the condition of the Leased Property as of the commencement of the Term, without representation or warranty by Lessor, and (e) the following terms, provisions, covenants, agreements and conditions:

         1.       Deeds of Trust.

         (a) The interest of Lessor in the Leased Property is subject to a Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents in favor of The Fidelity Company, Trustee, and all amendments thereto and all renewals, extensions, substitutions, modifications, consolidations and replacements thereof (hereinafter collectively called the "First Lien Deed of Trust"), securing the payment of a promissory note (hereinafter called the "First Lien Note") in the original principal amount of $4,444,444.09 from Lessor to Merrill Lynch Business Financial Services, Inc., (the holder of the debt secured by the Deed of Trust hereinafter called the "First Lien Noteholder"). The priority of the First Lien Deed of Trust with respect to the leasehold estate hereunder and the relative rights and obligations of the First Lien Noteholder,


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Lessor and Lessee with respect to this Lease and the Leased Property may be set forth in an Agreement (hereinafter called the "Attornment Agreement") by and among said parties. Except as otherwise set forth in any Attornment Agreement, the First Lien Noteholder shall not be liable for any act, omission or default of Lessor, subject to any offset, claims or defenses which Lessee may have against Lessor, or bound by any amendment, waiver or termination of this Lease, unless consented to by the First Lien Noteholder in writing. If because of Lessor's default Lessee has the right to terminate this Lease, Lessee shall not do so (except as otherwise set forth in any Attornment Agreement) unless Lessee first notifies the First Lien Noteholder in writing thereof and the First Lien Noteholder fails to initiate promptly and thereafter use reasonable efforts to cure Lessor's default. If, in connection with any financing by Lessor of any portion of the Leased Property, the First Lien Noteholder requires modifications to this Lease, Lessee shall not unreasonably withhold, delay or condition Lessee's consent to such modifications, so long as such modifications do not increase the rents owed hereunder, reduce or extend the Term, reduce or increase the area of the Leased Property, or materially adversely affect Lessee's rights and obligations hereunder.

         (b) The interest of Lessor in the Leased Property is also subject to a Purchase Money Deed of Trust Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing in favor of The Fidelity Company, Trustee, and all amendments thereto and all renewals, extensions, substitutions, modifications, consolidations and replacements thereof (hereinafter collectively called the "Second Lien Deed of Trust"), securing the payment of a promissory note (hereinafter called the "Second Lien Note") in the original principal amount of $1,036,215.91 from Lessor to Celebrity, Inc. (the holder of the debt secured by the Second Lien Deed of Trust hereinafter called the "Second Lien Noteholder"). The First Lien Deed of Trust and the Second Lien Deed of Trust are hereinafter collectively called the "Deeds of Trust" and the First Lien Noteholder and the Second Lien Noteholder are hereinafter collectively called the "Noteholders".

         (c) Notwithstanding anything in this Lease to the contrary, Lessee agrees to timely perform and satisfy the covenants and obligations of Lessor as Grantor under the Deeds of Trust insofar as such covenants and obligations relate to the Leased Property; provided, Lessee shall not be obligated to pay the First Lien Note or the Second Lien Note. To the extent that the covenants and obligations of the Deeds of Trust conflict with corresponding or similar covenants and obligations of Lessee under this Lease, Lessee shall observe, perform and comply with whichever covenants and obligations are the most burdensome.

         2.       Term.

         This Lease shall be for a term of twenty five (25) years (herein called the "Term") commencing on April 22, 1999 (hereinafter called the "Commencement Date") and ending at midnight on April 22, 2024, unless sooner terminated as provided in this Lease.


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         3.       Rent.

         (a) Lessee covenants and agrees to pay to Lessor as rent (herein called "Rent") for the Leased Property the sum of Three Hundred Forty Thousand Two Hundred Forty-Four Dollars ($340,244) per annum (herein called the "Basic Rent"), subject to adjustment as provided below, payable in equal monthly installments in advance on the first day of each month (herein called the "Rent Payment Date") during the Term of this Lease. Should this Lease commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, the Rent for such partial month shall be prorated. The first monthly installment of Rent shall be paid contemporaneously with the execution of this Lease.

         (b) All Rent shall be paid by Lessee to Lessor at Lessor's address as provided in Section 38 hereof, or to such other person and/or at such other address as Lessor may direct by notice to Lessee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts or, at the option of Lessor or the First Lien Noteholder, by electronic funds transfer of immediately available funds to a financial institution directed by Lessor or the First Lien Noteholder, as the case may be.

         (c) It is the purpose and intent of Lessor and Lessee that the Rent shall be absolutely net to Lessor. Lessee shall pay the Rent, without notice or demand, and without abatement, deduction or setoff, except as herein specifically provided.

         (d) If any installment of Rent is not paid when due, a Late Charge (hereinafter so called) of five cents ($.05) per dollar so overdue may be charged by Lessor to defray Lessor's administrative expense incident to the handling of such overdue payments. Each Late Charge shall be payable on demand. If any installment of Rent is not paid on or before ten (10) days after the due date, from and after said tenth day after the due date such Rent, together with any applicable Late Charge, shall bear interest at the rate of twelve percent (12%) per annum. Notwithstanding the foregoing, Lessee shall not be required to pay any Late Charge or interest described in this Section 3(d) with respect to any overdue payment of Rent if Lessee is not overdue on any payment of Rent on more than two (2) occasions by more than five (5) days in any twelve (12) month period.

         4.       Adjustment of Rent.

         (a) Basic Rent shall be subject to adjustment in the manner hereinafter set forth for increases during the applicable three (3) year period described below and during each three (3) year period thereafter, in each case, in the index known as the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) (hereinafter called the "CPI") or the successor index thereto that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Lessor and Lessee shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in Winston-Salem, North Carolina. Any decision or award resulting from such

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arbitration shall be final and binding upon Lessor and Lessee and judgment thereon may be entered in any court of competent jurisdiction.

         (b) Basic Rent shall not be adjusted to reflect changes in the CPI until the third (3rd) anniversary of the Rent Payment Date on which the first full monthly installment of Basic Rent shall be due and payable (hereinafter called the "First Full Rent Payment Date"). As of the third (3rd) anniversary of the First Full Rent Payment Date, Basic Rent shall be increased by an amount equal to the CPI Increase Amount to reflect increases in the CPI during the immediately preceding three (3) years. Thereafter, on the sixth (6th), ninth
(9th), twelfth (12th), fifteenth (15th), eighteenth (18th), twenty-first (21st) and twenty-fourth (24th) anniversaries of the First Full Rent Payment Date, Basic Rent shall be adjusted to reflect increases in the CPI during the most recent three (3) year period immediately preceding each of the foregoing dates (each such date, including the third (3rd) anniversary of the First Full Rent Payment Date, being hereinafter referred to as the "Basic Rent Adjustment Date").

         (c) On the Basic Rent Adjustment Date which is the third (3rd) anniversary of the First Full Rent Payment Date, if the CPI determined in clause
(i) below (hereinafter called the "Ending CPI") exceeds the Beginning CPI (as defined in this Section 4(c)), the Initial Base Rent shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the CPI for the most recent calendar month (hereinafter called the "Prior Month") ending prior to a Basic Rent Adjustment Date (for purposes of this Section 4(c), such Basic Rent Adjustment Date shall mean the third (3rd) anniversary of the First Full Rent Payment Date) for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. The product of such multiplication described in the immediately preceding sentence is referenced to herein as the "CPI Increase Amount", and the CPI Increase Amount shall thereafter be included in Basic Rent as set forth in the definition of Basic Rent. The "Beginning CPI" shall mean the monthly CPI for the calendar month corresponding to the Prior Month, but occurring three (3) years earlier. If the Ending CPI is the same or less than the Beginning CPI, no adjustment to Basic Rent shall be made.

         (d) As of each Basic Rent Adjustment Date after the third (3rd) anniversary of the First Full Rent Payment Date when Ending CPI exceeds the Beginning CPI, the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the Ending CPI for the Prior Month ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. The product of such multiplication described in the immediately preceding sentence shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. If the Ending CPI is the same or less than the Beginning CPI, no adjustment to Basic Rent shall be made.


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         (e) Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

         (f) Notice of the new Basic Rent shall be delivered to Lessee on or before the thirtieth (30th) day preceding each Basic Rent Adjustment Date. The calculations establishing such new Basic Rent shall be included in such notice and shall be conclusive.

         5.       Nonterminability.

         (a) Except as expressly provided herein, this Lease will not terminate, nor will Lessee have any right to terminate this Lease, nor will Lessee be entitled to any abatement or reduction of Rent hereunder, nor will the obligations of Lessee under this Lease be affected, by reason of (i) any Casualty (as hereinafter defined) or theft with respect to the Leased Property or any part thereof from whatever cause, (ii) any Taking (as hereinafter defined) of the Leased Property or any part thereof, (iii) the prohibition, limitation or restriction of Lessee's use, occupancy or enjoyment of all or any part of the Leased Property, or any interference with such use, occupancy or enjoyment, (iv) any eviction by superior title or otherwise, or any other defect in, or encumbrance on, Lessor's title to the Leased Property or any part thereof, (v) Lessee's acquisition or ownership of the Leased Property or any part thereof, (vi) any default on the part of Lessor under this Lease, or under any other agreement to which Lessor and Lessee may be parties, (vii) the failure of Lessor to deliver possession of the Leased Property or any part thereof on the commencement of the Term, or the impossibility of performance by Lessor, Lessee or both, (viii) any action of any Government Authority (as hereinafter defined), (ix) any breach by Lessor of any express or implied warranty contained in this Lease or created by law, (x) any merger, consolidation or sale of all or substantially all of the assets of Lessee, or (xi) any other cause whether similar or dissimilar to the foregoing, any present or future law or change in law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Lessee hereunder will be separate and independent covenants and agreements, that the Rent and all other sums payable by Lessee hereunder will continue to be payable in all events and that the obligations of Lessee hereunder will continue unaffected, unless the requirement to pay or perform the same will have been terminated pursuant to an express provision of this Lease.

         (b) Lessee shall remain obligated under this Lease in accordance with its terms, and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Lessor or its successor in interest, and (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Lessor or its successor in interest or by any court in any such proceeding.

         (c) Lessee hereby agrees, to the extent permitted by law, not to plead, claim or take advantage of any law, now or hereafter in effect, providing for any right (i) to quit, terminate or surrender this Lease or the Leased Property or any part thereof, (ii) to any abatement, suspension, deferment or reduction of the Rent or any other sums payable by Lessee hereunder, except as


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expressly provided herein. If any law providing for any of the foregoing is now or hereafter in force, of which Lessee might take advantage notwithstanding the foregoing agreement and waiver, and such law is hereafter or thereafter repealed or otherwise ceases to be in force, such law will not then or thereafter be deemed to preclude or limit the enforceability of the foregoing agreement and waiver.

         6.       No Reduction of Rent.

         Notwithstanding any other provision of this Lease, (a) if for any reason any Rent or any other sums payable to Lessor by Lessee hereunder (in this Section called the "Rentals") shall be diminished or subject to diminution to attachment, claim, lien, levy, process or other cause or will be subject to withholding or diminution at the source by reason of any income or other taxes, assessments, expenses, indebtedness, obligations or liabilities of any character incurred by or against any person or by reason of any claims, demands, charges or liens of any nature incurred by any person or against the Rentals, or (b) if the payment of the Rentals when due and payable will be delayed, prevented or adversely affected, or (c) if the use or application of the Rentals by the First Lien Noteholder pursuant to any provision of the First Lien Deed of Trust will be delayed or prevented or the right of the First Lien Noteholder so to use or apply the same will be adversely affected, or (d) if the First Lien Noteholder reasonably refuses so to use or apply the Rentals because of its determination that liability might be incurred if such use or application were to be made, or
(e) if the First Lien Noteholder will be subject to any liability or obligation to refund or pay over the Rentals, then at the request of the First Lien Noteholder, Lessee will pay promptly as additional rent, and take any action and incur any expense that may be necessary for the proper application of, sums of money sufficient fully to pay and discharge the Rentals and to eliminate or nullify the cause of such attachment, claim, lien, levy, order, process, withholding or diminution and to eliminate or prevent any delay or obstacle in the payment of the Rentals when due and payable and in the use or application thereof by the First Lien Noteholder, and to protect the right of the First Lien Noteholder to use or apply the Rentals and will pay and indemnify the First Lien Noteholder against any liability which may arise from so using or applying the Rentals, and against any liability or obligation to repay, or any loss in repaying, any monies received from Lessee. It is the intention of the parties that the Rent will be received and enjoyed by Lessor or the First Lien Noteholder, as the case may be, as an absolute net sum, and will be available in full for application to the payment of principal of, and premium and interest on, indebtedness secured by the First Lien Deed of Trust when due.

         7.       Liability of Lessor.

         Lessor shall not be liable, EXCEPT IN THE EVENT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BUT NOT ITS NEGLIGENCE, to Lessee or any of its agents, employees, licensees, servants or invitees for any injury or damage to person or property due to the condition or design or any defect in the Leased Property or its mechanical systems and


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equipment which may exist or occur, and Lessee, with respect to itself and its agents, employees, licensees, servants and invitees, hereby expressly assumes all risks of injury or damage to person or property, either proximate or remote, by reason of the condition of the Leased Property.

         8.       Real Estate Taxes.

         (a) Lessee shall pay, discharge or otherwise satisfy, at least twenty
(20) days prior to any applicable delinquency date, all taxes, assessments, water and sewer charges and other governmental levies against the Leased Property or any part thereof, whether ordinary or extra ordinary, foreseen or unforeseen, together with any interest or penalties thereon (all of which are herein called "Impositions"). Lessee may pay any Imposition in installments, if payment may be so made without penalty, except that on the termination of this Lease any Imposition which Lessee has elected to pay in installments shall be paid in full by Lessee prior to the expiration of the Term. All impositions for the tax year in which this Lease commences shall be paid by Lessee. All Impositions for the tax year in which this Lease shall terminate shall be apportioned between Lessee and Lessor as of the expiration date hereof, provided Lessee shall not be entitled to receive any such apportionment upon the termination hereof if Lessee shall be in default in the performance of any of Lessee's covenants, agreements and undertakings to be performed by it hereunder.

         (b) Lessee shall furnish to Lessor, within ten (10) days after the date any amount is paid by Lessee as provided in this section, copies of official receipts of the appropriate taxing authority or other proof reasonably satisfactory to Lessor evidencing payment of Impositions.

         (c) Nothing contained in this Lease shall require Lessee to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Lessor or any income, profits or revenue tax or any other tax, assessment, charge or levy upon the Rent payable by Lessee under this Lease; provided, however, that if at any time during the Term of this Lease, under the laws of the State of North Carolina or any political subdivision thereof, a tax on rents is assessed against Lessor or the Rent, as a substitution in whole or in part for or in addition to ad valorem or real property taxes assessed by such State or political subdivision on the Leased Property or any part thereof, such tax shall be deemed to be included within the amount which Lessee is required to pay under this section; and provided, further, that in no event shall Lessee be obligated to pay for any year any greater amount by way of such substitute or additional tax than would have been payable by Lessor by way of such substitute or additional tax had the Rent upon which such tax was imposed been the sole taxable income of Lessor for the year in question.

         (d) Notwithstanding the foregoing, Lessee shall not be required to pay, discharge or remove any Imposition so long as Lessee shall contest the amount or validity of such Imposition by appropriate proceeding which shall operate to prevent or stay the collection of the Imposition so contested and if Lessee shall have deposited with Lessor the amount so contested and unpaid, together with a sum to cover all interest and penalties in connection therewith and all charges that


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may be assessed or become a charge against the Leased Property in such proceeding. During such contest, Lessor shall have no right to pay the Imposition contested except as provided herein. Upon the termination of such proceeding, Lessee shall deliver to Lessor proof of the amount of the Imposition as finally determined and thereupon Lessor shall, out of the sum so deposited with it by Lessee, pay such Imposition and shall refund any balance to Lessee. If the sum deposited with Lessor is insufficient to pay the full amount of such Imposition and the interest, penalties and other charges, Lessee shall forthwith pay any deficiency. If during such proceeding Lessor shall deem the sums deposited with it insufficient, Lessee shall upon demand deposit with Lessor such additional sums as Lessor may reasonably request and upon failure of Lessee so to do, the amount theretofore deposited may be applied by Lessor to the payment, removal and discharge of such Imposition, and the interest and penalties in connection therewith and any costs, fees or other liability accruing in any such proceedings, and the balance, if any, shall be returned to Lessee. Lessee shall give Lessor written notice of any such contest and Lessor, at Lessee's sole expense, shall join in any such proceeding if any law, rule or regulation at the time in effect shall so require. Any proceeding for contesting the validity or amount of any Imposition, or to recover any Imposition paid by Lessee, may be brought by Lessee in the name of Lessor or in the name of Lessee, or both, as Lessee may deem advisable. Lessor shall not be subjected to any liability for the payment of any costs or expenses in connection with any proceedings and Lessee will indemnify and save Lessor harmless from any such costs and expenses.

         (e) If Lessee shall default in the payment of any Imposition required to be paid hereunder by Lessee, Lessor shall have the right (but not the obligation) to pay the same together with any penalties and interest, in which event the amount so paid by Lessor shall be paid by Lessee to Lessor upon demand.

         9.       Insurance.

         (a) Lessee at its sole cost and expense shall keep the Leased Property insured throughout the Term of this Lease against loss or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance from time to time available in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer within the terms of the applicable policies, and in any event, in an amount not less than one hundred percent (100%) of the then full insurable value. The term "full insurable value" shall mean the actual replacement cost, exclusive of costs of excavations, foundations and footings, but without deduction for depreciation. Such full insurance value shall be determined from time to time (but not more frequently than once in any 24 calendar months) at the request of Lessor by an appraiser, engineer, architect or contractor designated by Lessee and approved in writing by Lessor (such approval not to be unreasonably withheld), all at the sole expense of Lessee. No omission on the part of Lessor to request any such determination shall relieve Lessee of any of its obligations under this Section. Lessee, at its sole cost and expense, shall also maintain business interruption insurance in an amount satisfactory to Lessor and such other insurance against other insurable hazards which from time to time are insured against in the case of property which is


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similar to the Leased Property, due regard being or to be given to the height and type of the buildings thereon, their construction, use and occupancy.

         (b) Lessee shall, at its sole cost and expense, procure and maintain throughout the Term of this Lease Commercial General Liability insurance against claims for personal injury or death and property damage occurring in or upon or resulting from the Leased Property, in standard form and with such insurance company or companies as may be acceptable to Lessor, such insurance to afford immediate protection, to the limit of not less than $1,000,000 in respect of any one accident or occurrence, and to the limit of not less than $1,000,000 for property damage, with not more than $20,000 deductible. Such Commercial General Liability insurance shall include Blanket Contractual Liability coverage which insures contractual liability under the indemnification of Lessor by Lessee set forth in this Lease (but such coverage or the amount thereof shall in no way limit such indemnification). Lessee shall maintain with respect to each policy or agreement evidencing such Commercial General Liability insurance such endorsements as may be required by Lessor and shall at all times deliver and maintain with Lessor a certificate with respect to such insurance in form satisfactory to Lessor.

         (c) All insurance provided for in this Lease shall be effected under enforceable policies issued by insurers of recognized responsibility licensed to do business in the State of North Carolina and approved by Lessor, such approval not to be unreasonably withheld. Upon the execution of this Lease, and thereafter not less than fifteen (15) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Section, certificates of insurance or certified copies of the policies bearing notations evidencing payment of the premiums, or accompanied by other evidence satisfactory to Lessor of such payment, shall be delivered by Lessee to Lessor.

         (d) Lessor and the Noteholders shall be named as a loss payee on any property insurance policy obtained pursuant to subsection (a) above and any such policy must have a maximum 90% coinsurance clause if 100% insurance is not obtained. Lessor and the Noteholders shall be named as an additional insured with respect to the Commercial General Liability insurance policy obtained pursuant to subsection (b) above.

         (e) Each such policy provided for in this Section shall contain an agreement by the insurer that such policy shall not be canceled without at least thirty (30) days prior written notice to Lessor and an agreement that any loss otherwise payable thereunder shall be payable notwithstanding any act of negligence of Lessor or Lessee which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) the occupation or use of the Leased Property for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken pursuant to any provision of any mortgage upon the happening of an event of default thereunder or (iii) any change in title or ownership of the Leased Property.


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         (f) Premiums on all insurance policies in force at the termination of this Lease shall be apportioned between Lessor and Lessee as of the date of such termination, or, at the option of Lessor, such insurance shall be canceled and Lessee shall receive all premium refunds.

         (g) Lessee may provide any insurance required by this Lease in the form of a blanket policy, provided that Lessee shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage which would have been provided under a separate policy covering only the Leased Property.

         (h) Lessor shall not be required to prosecute any claim against or contest any settlement proposed by any insurer provided that Lessee may at its expense prosecute any such claim or contest any such settlement. In such event, Lessee may bring such prosecution or contest in the name of Lessor, Lessee or both, and Lessor will join therein at Lessee's written request upon the receipt by Lessor of an indemnity from Lessee against all costs, liabilities and expenses in connection with such prosecution or contest.

         (i) If Lessee shall default in the obtaining or maintaining of any insurance required hereunder, Lessor shall have the right (but not the obligation) to take whatever action is necessary and to pay all appropriate premiums to obtain or maintain such insurance, in which event any amount paid for premiums by Lessor shall be paid by Lessee to Lessor upon demand.

         10.      Alterations, Maintenance and Repairs by Lessee.

         (a) Lessor shall not be required to furnish any services or facilities or make any repairs to, or in any way maintain, the Leased Property during the Term of this Lease, and Lessee hereby assumes full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Leased Property during the Term hereof.

         (b) Throughout the Term of this Lease, Lessee shall, at Lessee's sole cost and expense, maintain the Leased Property in at least as good repair and appearance as delivered and in compliance with all applicable laws, rules, ordinances, orders and regulations of federal, state, county, municipal and other governmental entities having jurisdiction and any agency, department, commission, board, bureau or instrumentality thereof (herein collectively called "Governmental Authority") and all applicable rules, orders and regulations of the insurance underwriting board having or claiming jurisdiction and all insurance companies insuring all or any part of the Leased Property and all applicable restrictive covenants and deed restrictions (all of the foregoing herein collectively called "Legal Requirements"). Lessee shall, at Lessee's sole cost and expense, diligently and promptly make or cause to be made all necessary repairs and replacements to the Leased Property to maintain and comply as provided above, interior and exterior, structural and nonstructural, ordinary and extraordinary and foreseen and unforeseen. The completed work of maintenance, repair or replacement shall be in quality, class and value at least equal to that which existed on the Commencement Date. If Lessee shall default in making such repairs and/or replacements, Lessor may, but shall not be required to, on ten (10) days' prior written notice, enter the Leased Property and make such repairs and/or replacements for Lessee's account and the expense thereof shall be paid by Lessee to Lessor on demand.

         (c) Lessee shall not make or allow to be made any alterations, improvements or additions in or to the Leased Property without first obtaining the written consent of Lessor; except that Lessor's approval shall not be required for alterations, improvements or additions in or to the Leased Property having a construction cost not exceeding $50,000 and not (i) involving a lien or security interest on property included or to be included in the Leased Property,
(ii) having an effect on the roof, exterior walls, structure and/or exterior appearance of any building within the Leased Property, or (iii) involving the expenditure of insurance proceeds or a condemnation award. All alterations, additions and improvements made to or fixtures or other improvements placed in or upon the Leased Property by either party (i) shall be deemed a part of the Leased Property and the property of Lessor at the time same are placed in or upon the Leased Property, without compensation to Lessee and (ii) shall be completed in compliance with all applicable Legal Requirements and requirements of the Deeds of Trust. Notwithstanding the foregoing, Lessee shall have the right at all times during the term of this Lease to install machinery and trade fixtures (hereinafter collectively called "Trade Fixtures") in the Leased Property, provided that Lessee complies with all Legal Requirements.

         (d) Lessee will not permit any mechanic's lien or liens to be placed upon the Leased Property during the Term hereof caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Lessee and nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Leased Property or any part thereof, nor as giving Lessee any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Lessor in the Leased Property. In the case of the filing of any mechanic's lien on the interest of Lessor or Lessee in the Leased Property, Lessee shall cause the same to be discharged of record, by payment or bonding, within one hundred twenty (120) days after the filing of same. If Lessee shall fail to discharge such mechanic's lien within such period, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by bonding. Any amount paid by Lessor for any of the aforesaid purposes, or for the satisfaction of any other mechanic's lien, not caused or claimed to be caused by Lessor, and all reasonable legal and other expenses of Lessor, including reasonable counsel fees, in defending any such action or in or about procuring the discharge of such mechanic's lien, with all necessary disbursements in connection therewith, shall be paid by Lessee to Lessor on demand.

         (e) Lessee shall indemnify and hold Lessor harmless from and against any and all loss, damage, cost or expense (including reasonable attorneys' fees) incurred or expended by

Lessor in connection with any repairs, maintenance, removals, replacements, alterations, additions or improvements by Lessee to the Leased Property.

         11.      Utilities and Services.

         Lessor shall not be required to furnish to Lessee any utilities or services of any kind, including, but not limited to, water, steam, heat, gas, hot water, electricity, light, power or air conditioning. Lessee agrees to pay all charges for any of the foregoing prior to delinquency. All utilities serving the Leased Property shall be in the name of Lessee. Lessor shall not be liable for any interruption in the supply of any utilities.

         12.      Use of Leased Property.

         Lessee shall use the Leased Property solely as a warehouse, office and fabrication facility in connection with the conduct of Lessee's business of importing, selling and distributing artificial plants and flowers, and for no other purpose, in accordance with the provisions of this Lease. Lessee shall not use the Leased Property nor permit the Leased Property to be used for any unlawful business, use or purpose nor for any business, use or purpose deemed disreputable or extra hazardous nor for any purpose or in any manner which is in violation of any present or future Legal Requirement. Lessee shall at its own expense obtain any and all governmental licenses and permits necessary for its use of the Leased Property. Lessee agrees to use and maintain the Leased Property in a clean, careful, safe and proper manner. Lessee will not in any manner deface or injure the Leased Property or any part thereof or overload the floors on the Leased Property. Lessee agrees to pay Lessor on demand for any damage to the Leased Property caused by any negligence or willful act or any misuse or abuse (whether or not any such misuse or abuse results from negligence or willful act) by Lessee or any of its agents, employees, licensees, or invitees or any other person not prohibited, expressly or impliedly, by Lessee from entering upon the Leased Property. Lessee agrees not to commit waste or suffer or permit waste to be committed or to allow or permit any nuisance on or in the Leased Property. Lessee will not use the Leased Property for lodging or sleeping purposes or for any immoral or illegal purposes. Lessee shall not use the Leased Property or allow or permit same to be used in any way or for any purpose that Lessor may deem to be extra hazardous on account of the possibility of fire or other casualty or which will increase the rate of fire or other insurance for the Leased Property or its contents or in respect of the operation of the Leased Property or which may render the Leased Property uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of North Carolina or which may render void or voidable any insurance on the Leased Property. Lessee shall have the right to erect signs on the exterior walls of any building forming a part of the Leased Property, securely attached to and parallel to said walls, subject to applicable laws and deed restrictions. Lessee shall not erect any signs other than customary trade signs identifying its business, and shall not erect any signs on the roof or paint or otherwise deface the exterior walls of said building. Lessee shall remove all signs at the termination of this Lease, and shall repair any damage and close any holes caused by such removal.

         13.      Compliance with Laws.

         Lessee, at its sole expense, shall comply with all laws, orders and regulations of all Governmental Authorities and with any direction of any public officer pursuant to law which shall impose any duty upon Lessor or Lessee with respect to the Leased Property. Lessee shall comply with the requirements of policies of fire and extended coverage at any time in force with respect to the Leased Property. Without diminishing the obligation of Lessee, if Lessee shall at any time fail to comply as promptly as reasonably possible with any law, ordinance, rule or regulation concerning or affecting the Leased Property, or the use and occupation thereof, Lessor, after ten (10) days written notice to Lessee, may so comply and the reasonable costs and expenses of Lessor in such compliance shall be paid by Lessee to Lessor on demand.

         14.      Environmental.

         Lessee will not cause or permit the Leased Property or Lessee to be in violation of, or do anything or permit anything to be done which will subject the Leased Property to any remedial obligations or liability under, any applicable laws pertaining to health, safety or the environment (such applicable laws as they now exist or are hereafter enacted and/or amended hereinafter sometimes collectively called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, (hereinafter called "CERCLA") and the Resource Conservation and Recovery Act of 1976, (hereinafter called "RCRA"), assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Leased Property and Lessee, and Lessee will promptly notify Lessor in writing of any existing, pending or, to the best knowledge of Lessee, threatened investigation or inquiry by any governmental authority in connection with any Applicable Environmental Laws. Lessee shall obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Leased Property by reason of any Applicable Environmental Laws. Lessee shall take all steps necessary to determine that no hazardous substances or solid wastes are being disposed of or otherwise released on or to the Leased Property. Lessee will not cause or permit the disposal or other release of any hazardous substance or solid waste on or to the Leased Property and covenants and agrees to keep or cause the Leased Property to be kept free of any hazardous substance or solid waste and to remove the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at its sole expense. Without limitation of Lessor's rights to declare an Event of Default hereunder and to exercise all remedies available by reason thereof, in the event Lessee fails to comply with or perform any of the foregoing covenants and obligations, Lessor may (without any obligation, express or implied) remove any hazardous substance or solid waste from the Leased Property (or if removal is prohibited by law, take whatever action is required by law) and the cost of the removal or such other action shall be paid by Lessee to Lessor on demand. Lessee grants to Lessor and its agents, employees, contractors and consultants access to the Leased Property and the license (which is coupled with an interest and irrevocable while this Lease is in effect) to remove the hazardous substance or solid waste (or if removal is prohibited by law, to take whatever action is required by law). Upon Lessor's reasonable request, at any time and from time to time during the existence of this Lease, Lessee will provide at Lessee's sole expense an inspection or audit of the Leased Property from an engineering or consulting firm approved by Lessor indicating the presence or absence of hazardous substances and solid wastes on the Leased Property. If Lessee fails to provide same after thirty (30) days' notice, Lessor may order same, and Lessee grants to Lessor and its agents, employees, contractors and consultants access to the Leased Property and a license (which is coupled with an interest and irrevocable while this Lease is in effect) to perform inspections and tests. The cost of such inspections and tests shall be paid by Lessee to Lessor on demand. As used in this lease, the term "release" shall have the meaning specified in CERCLA, the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA, and the term "hazardous substance" shall mean: (i) any "hazardous substance" as defined in CERCLA and regulations promulgated thereunder; (ii) any "hazardous waste" as defined in RCRA and regulations promulgated there under; (iii) any petroleum, including crude oil or any fraction thereof which is not otherwise specifically listed or designated as a hazardous substance under the definition of hazardous substance in CERCLA as well as natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and other petroleum products and by-products; (iv) formaldehyde, urea, polychlorinated biphenyls, radon, and "source", "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. Sections 3011 et seq.;
(v) any material defined as hazardous or toxic under any statute or regulation of the State of North Carolina or any agency thereof; and (vi) any other material or substance which is toxic, ignitable, reactive or corrosive and which is regulated by any Applicable Environmental Law; provided, (i) all such terms shall be deemed to include all similar terms used in any Applicable Environmental Laws or regulations thereunder (including by way of example, but not limitation, pollutant, contaminant, toxic substance, discharge and migration), and (ii) to the extent that any Applicable Environmental Laws or regulations thereunder are amended so as to broaden the meaning of "hazardous substance," "release," "solid waste," or "disposal" (or "disposed"), or any similar terms, or otherwise establish a meaning for any such terms which is broader than that specified above, such broader meaning shall apply.

         15.      Asbestos.

         Lessee covenants and agrees that it will not install in the Leased Property, nor permit to be installed in the Leased Property, asbestos, material containing asbestos which is or may become friable or material containing asbestos deemed hazardous by Applicable Environmental Law, and that, if any such asbestos or material containing asbestos exists in or on the Leased Property, whether installed by Lessee or others, Lessee will remove the same (or if removal is prohibited by law, will take whatever action is required by law, including without limitation implementing any required operation and maintenance program) promptly upon discovery at its sole expense. Without limitation of Lessor's rights to declare an Event of Default hereunder and to exercise all remedies available by reason thereof, in the event Lessee fails to comply with or perform any of the foregoing covenants and obligations, Lessor may (without any obligation, express or implied) remove such asbestos or material containing asbestos (or if removal is prohibited by law, take whatever action is required by law including without limitation implementing any required operation and maintenance program) and the cost of removal or such other action shall be paid by Lessee to Lessor on demand. Lessee grants to Lessor and its agents, employees, contractors and consultants access to the Leased Property and a license (which is coupled with an interest and irrevocable while this Lease is in effect) to remove such asbestos or materials containing asbestos (or if removal is prohibited by law, take whatever action is required by law, including without limitation implementing any required operation and maintenance program). Upon Lessor's reasonable request, at any time and from time to time during the existence of this Lease, Lessee shall provide at Lessee's sole expense an inspection or audit of the Leased Property from an engineering or consulting firm approved by Lessor, indicating the presence or absence of asbestos or material containing asbestos on the Leased Property. If Lessee fails to provide same after thirty (30) days' notice, Lessor may order same, and Lessee grants to Lessor and its agents, employees, contractors and consultants access to the Leased Property and a license (which is coupled with an interest and irrevocable while this Lease is in effect) to perform inspections and tests. The cost of such inspections and tests shall be paid by Lessee to Lessor on demand.

         16.      Indemnification Regarding Environmental Matters.

         Lessee agrees to indemnify and hold harmless Lessor (for purposes of this Section, the term "Lessor" shall include the directors, officers, partners, employees and agents of Lessor and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lessor) from and against, and to reimburse Lessor with respect to, any and all claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgments, penalties, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, imposed on, asserted against or incurred or paid by Lessor at any time and from time to time by reason of, in connection with or arising out of
(a) the failure of Lessee to perform any obligation herein required to be performed by Lessee regarding asbestos, material containing asbestos or Applicable Environmental Laws, (b) any violation on or before the Release Date (as hereinafter defined) of any Applicable Environmental Law in effect on or before the Release Date, (c) the removal of hazardous substances or solid wastes from the Leased Property (or if removal is prohibited by law, the taking of whatever action is required by law), (d) the removal of asbestos or material containing asbestos from the Leased Property (or if removal is prohibited by law, the taking of whatever action is required by law including without limitation the implementation of any required operation and maintenance program), (e) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on the Leased Property or release from the Leased Property of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Leased Property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, and (f) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous substance or solid waste located upon or migrating into, from or through the Leased Property (whether or not any or all of the foregoing was caused by Lessor, Lessee, Lessee's subtenant, a prior owner of the Leased Property or its tenant or subtenant, or any third party, and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance or waste or the mere presence of such substance or waste on the Leased Property). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), LIABILITIES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE

OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. However, such indemnities shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such indemnified party. The "Release Date" as used herein shall mean the expiration of the Term of this Lease whether as provided in Section 2 hereof or as sooner terminated as provided in this Lease and the full and complete surrender of the Leased Property by Lessee to Lessor; provided, if either of the foregoing events is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice. The foregoing indemnities shall not terminate upon the Release Date or upon the termination of this Lease but will survive the Release Date and termination of this Lease. Any amount to be paid under this Section by Lessee to Lessor shall be paid by Lessee to Lessor on demand. Nothing in this Section, elsewhere in this Lease or in any other document evidencing or relating to this Lease of the Leased Property shall limit or impair any rights or remedies of Lessor against Lessee or any third party under Applicable Environmental Laws, including without limitation any rights of contribution or indemnification available thereunder.

         17.      Fire or Other Casualty Loss.

         (a) In the event all or any portion of the Leased Property is damaged or destroyed by fire or other casualty (herein collectively called "Casualty"), Lessee shall give immediate notice thereof to Lessor and the Noteholders and thereafter will promptly deliver to Lessor and the Noteholders all correspondence and documents provided by or delivered to Lessee in connection therewith. Lessee will promptly and diligently prosecute the adjustments of all claims with respect to a Casualty provided that (i) no adjustment or settlement in excess of $100,000 in connection with any Casualty may be made by Lessee without the prior written approval of Lessor and (ii) Lessor may, at any time any Event of Default has occurred and is continuing, adjust and settle the Casualty after notice to Lessee.

         (b) If during the Term of this Lease the Leased Property is substantially damaged or destroyed by a Casualty so that the Leased Property will, in the good faith judgment of Lessee's Board of Directors, be uneconomic for restoration or rebuilding for Lessee's continued use thereof by Lessee as a warehouse, office and fabrication facility, then at Lessee's option, in lieu of rebuilding, replacing or repairing the Leased Property, Lessee will, within forty-five (45) days after the occurrence of such Casualty, deliver a Purchase Offer (as hereinafter defined) with respect to the Leased Property, at a purchase price therefor determined in accordance with Schedule I, specifying a Termination Date (as hereinafter defined) occurring on any Rent Payment Date not less than sixty (60) days nor more than one hundred twenty (120) days after the delivery of such Purchase Offer. Such Purchase Offer will be accompanied by Lessee's Certificate (as hereinafter defined) stating that in the judgment of the Board of Directors (or an authorized committee thereof) of Lessee, the Leased Property is unsuitable for Lessee's continued use and occupancy as a warehouse office and fabrication facility by reason of such Casualty. If the conditions set forth in the first sentence of this subsection (b) are fulfilled and

Lessee fails to commence to rebuild, replace or repair the Leased Property within sixty (60) days of the occurrence of such Casualty, and Lessee fails to deliver a Purchase Offer within the forty-five (45) day period described above, Lessee will be conclusively deemed to have made such Purchase Offer and, in the absence of a written Purchase Offer by Lessee, the Termination Date will be deemed to be the fourth Rent Payment Date after such Purchase Offer is deemed to have been made, but nothing in this sentence will release Lessee of its obligation to actually deliver such Purchase Offer.

         (c) If during the Term of this Lease there occurs a Casualty affecting a portion of the Leased Property which is not sufficient to require that Lessee give a Purchase Offer as provided in subsection (b) above, then this Lease shall continue in full force and effect notwithstanding such Casualty. In the event of any lesser Casualty as described in this subsection (c), (i) Lessor shall be entitled to the entire net proceeds for such Casualty, subject to application to rebuilding as provided below, (ii) the Rent to be paid by Lessee hereunder shall not be reduced or abated, (iii) Lessee shall not be entitled to terminate this Lease or to violate any of its provisions; and (iv) Lessee shall promptly, at Lessee's sole cost and expense and regardless of whether the Casualty proceeds shall be sufficient for the purpose, restore, repair, replace and rebuild the Leased Property into a complete architectural unit in a condition suitable for use as a warehouse, office and fabrication facility, with Casualty proceeds paid out by Lessor as provided in the following sentence. Lessor will make the Casualty proceeds available to Lessee for such repair, restoration, replacement and rebuilding but only against certificates that Lessee delivers to Lessor from time to time as such work or repair progresses, but not more often than once in any thirty (30) day period, each such certificate to be dated currently and signed by an authorized officer of Lessee and by the independent architect or other expert, if any, supervising such repairs, describing in reasonable detail the work or repair for which Lessee is requesting payment and the cost incurred by Lessee in connection therewith and a certificate, signed by an officer of Lessee, stating that Lessee has not theretofore received payment from any source for such work and that no Event of Default hereunder is then continuing under this Lease, together with evidence of the payment of all amounts for which certificates were previously furnished. Notwithstanding anything in the proceeding sentence to the contrary, Lessee will not be required to submit the certificates described above in order to receive all of the net proceeds for such Casualty provided that (i) the Casualty proceeds do not exceed $100,000 and
(ii) no Event of Default has occurred hereunder and is continuing. Any Casualty proceeds remaining after such repairs have been completed will be paid to Lessee. If the cost of any repairs required to be made by Lessee pursuant to this subsection will exceed the amount of the Casualty proceeds, the deficiency will be paid by Lessee.

         18.      Waiver of Subrogation.

         Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term of this Lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property (EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY DEFAULT, NEGLIGENCE OR OTHER TORTIOUS

CONDUCT, ACT OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY'S DIRECTORS, EMPLOYEES, AGENTS OR ADVISEES AND/OR THE RELEASED PARTY IS STRICTLY LIABLE FOR SUCH LOSS OR DAMAGE) which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to any insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

         19.      Condemnation.

         (a) If during the Term of this Lease there shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof (herein collectively called a "Taking") the entire Leased Property or any substantial portion of the Leased Property which is sufficient, in the good faith judgment of Lessee's Board of Directors, to render the remaining portion thereof uneconomic for restoration for continued use thereof by Lessee as a warehouse, office and fabrication facility, then at Lessee's option, in lieu of rebuilding, replacing or repairing the Leased Property, Lessee will, within forty-five (45) days after any such Taking, deliver a Purchase Offer with respect to the Leased Property, at a purchase price therefor determined in accordance with Schedule I, specifying a Termination Date occurring on a Rent Payment Date that is not less than sixty (60) days nor more than one hundred and twenty (120) days after the delivery of such Purchase Offer. The Purchase Offer will be accompanied by Lessee's Certificate stating either (i) that the entire Leased Property has been the subject of a Taking or (ii) that in the judgment of the Board of Directors (or an authorized committee thereof) of Lessee, the portion of the Leased Property thus taken is sufficient to render the remaining portion thereof uneconomic for restoration for continued use thereof by Lessee as a warehouse, office and fabrication facility. If the conditions set forth in the first sentence of this subsection (a) are fulfilled and Lessee fails to commence to rebuild, replace or repair the Leased Property within sixty (60) days of the occurrence of such Taking, and Lessee fails to deliver a Purchase Offer within the forty-five (45) day period described above, Lessee will be conclusively deemed to have made such Purchase Offer and in the absence of a written Purchase Offer by Lessee, the Termination Date will be deemed to be the fourth Rent Payment Date after such Purchase Offer is deemed to have been made, but nothing in this sentence will relieve Lessee of its obligation to actually deliver such Purchase Offer.

         (b) If during the Term of this Lease there shall be a Taking of a portion of the Leased Property which is not sufficient to require that Lessee give a Purchase Offer as provided in subsection (a) above, then this Lease shall continue in full force and effect notwithstanding such

Taking. In the event of any lesser Taking as described in this subsection (b),
(i) Lessor shall be entitled to the entire net award for such Taking (whether paid by way of damages, rent or otherwise), subject to application to rebuilding as provided below, (ii) the Rent to be paid by Lessee hereunder shall not be reduced or abated, (iii) Lessee shall not be entitled to terminate this Lease or to violate any of its provisions; and (iv) Lessee shall promptly, at Lessee's sole cost and expense and regardless of whether the condemnation proceeds shall be sufficient for the purpose, restore, repair, replace and rebuild the Leased Property into a complete architectural unit in a condition suitable for use as a warehouse, office and fabrication facility, with condemnation proceeds paid out by Lessor as provided in the following sentence. Lessor will make the condemnation proceeds available to Lessee for such repair, restoration, replacement and rebuilding but only against certificates that Lessee delivers to Lessor from time to time as such work or repair progresses, but not more often than once in any thirty (30) day period, each such certificate to be dated currently and signed by an authorized officer of Lessee and by the independent architect or other expert, if any, supervising such repairs, describing in reasonable detail the work or repair for which Lessee is requesting payment and the cost incurred by Lessee in connection therewith and a certificate, signed by an officer of Lessee, stating that Lessee has not theretofore received payment from any source for such work and that no Event of Default hereunder is then continuing under this Lease, together with evidence of the payment of all amounts for which certificates were previously furnished. Notwithstanding anything in the proceeding sentence to the contrary, Lessee will not be required to submit the certificates described above in order to receive the net proceeds of such Taking provided that (i) the condemnation proceeds do not exceed $100,000 and (ii) no Event of Default has occurred hereunder and is continuing. Any condemnation proceeds remaining after such repairs have been completed will be paid to Lessee. If the cost of any repairs required to be made by Lessee pursuant to this subsection will exceed the amount of the condemnation proceeds, the deficiency will be paid by Lessee.

         (c) If the use or occupancy of the Leased Property shall be temporarily requisitioned by any governmental authority, civil or military, then this Lease shall continue in full effect notwithstanding such requisition, without abatement or reduction of Rent, Lessee shall not be required to give a Purchase Offer, and Lessee shall be entitled to receive the entire net award payable by reason of such temporary requisition (whether paid by way of damages, rent or otherwise) unless the period of governmental occupancy extends beyond the end of the Term of this Lease, in which case the award, to the extent that it represents Rent, shall be apportioned between Lessor and Lessee as of the date of the end of the Term of this Lease.

         (d) The party receiving any notice of the kinds specified below shall promptly give the other party and the Noteholders notice of the receipt, contents and date of the notice received:

                  (i) Notice from any governmental entity or agency of any intended taking of all or any part of the Leased Property by power of condemnation;

                  (ii) Service of any legal process relating to condemnation of the Leased Property;

                  (iii) Notice in connection with any proceedings or negotiations with respect to such a condemnation; or

                  (iv) Notice of intent or willingness to make or negotiate a private purchase, sale or transfer in lieu of condemnation.

         (e) Lessee will promptly file and diligently prosecute the adjustment of all awards with respect to a Taking, provided that (i) no adjustment or settlement in excess of $100,000 in connection with any Taking may be made by Lessee without the prior written approval of Lessor and (ii) Lessor may, at any time any Event of Default has occurred and is continuing, adjust and settle all Takings, with notice to Lessee. Lessor and Lessee each agrees to execute and deliver to the other any instruments that may be required to effectuate or facilitate the provisions of this Lease relating to a Taking.

         20.      Procedure After Purchase Offer.

         (a) Lessor will within thirty (30) days prior to the Termination Date (or deemed Termination Date) set forth in any Purchase Offer (or deemed Purchase Offer) either accept or reject such Purchase Offer, provided that Lessee has complied with the terms of Section 17(b) or Section 19(a) hereof, as applicable. If Lessor so rejects such Purchase Offer, this Lease will terminate with respect to the Leased Property on such Termination Date (except with respect to obligations and liabilities of Lessee under this Lease, actual or contingent, which have arisen on or prior to such Termination Date or which are expressly stated to survive the termination of this Lease), upon payment by Lessee of the Rent and all other sums then due and payable hereunder to and including the Termination Date without offset or deduction for any reason.

         (b) If Lessor will not have rejected any Purchase Offer within thirty
(30) days prior to the Termination Date (or deemed Termination Date) set forth in any Purchase Offer (or deemed Purchase Offer), then, provided that Lessee has complied with the terms of Section 17(b) or Section 19(a) hereof, as applicable, Lessor will be conclusively presumed to have accepted such Purchase Offer.

         (c) If any Leased Property or any part thereof will be purchased by Lessee pursuant to any provision of this Lease, Lessor need not transfer and convey to Lessee or its designee any better title thereto than existed on the date of the commencement of this Lease, and Lessee will accept such title. The Deeds of Trust and all loan documents evidencing, securing or relating to the indebtedness secured by the Deeds of Trust shall be released contemporaneously with such conveyance and transfer.

         (d) On the date fixed for the purchase of the Leased Property, Lessee will pay to Lessor, at such place and to such person as Lessor may designate in writing, by electronic funds transfer of immediately available funds (i) the purchase price therefor, and (ii) all installments of Rent and all other sums then due under this Lease and unpaid to and including the purchase date without offset or deduction for any reason, and Lessor will deliver to Lessee (i) a special warranty deed conveying title to the Leased Property (or, in the case of a Purchase Offer delivered pursuant to Section 19(a) hereof, the remaining portion of the Leased Property, if any) of at least the character described in subsection (c) above, and (ii) such other instruments as will be necessary to transfer to Lessee any other property then required to be transferred by Lessor pursuant to this Lease (including, in the case of a Purchase Offer delivered pursuant to Section 19(a), all of Lessor's right, title and interest in and to the Net Award with respect to such Leased Property, whether or not such Net Award will have been received by Lessor). Lessee will pay all charges incident to such conveyance and transfer, including counsel fees incurred by Lessor, escrow fees, recording fees, title insurance premiums and all applicable federal, state and local taxes (other than any income or franchise taxes levied upon or assessed against Lessor) which may be incurred or imposed by reason of such conveyance and transfer.

         (e) Upon the completion of such purchase, but not prior thereto (whether or not any delay in the completion of, or the failure to complete, such purchase will be the fault of Lessor), this Lease and all obligations hereunder (including the obligations to pay Rent) will terminate with respect to the Leased Property, except with respect to obligations and liabilities of Lessee, actual or contingent, under this Lease which arose on or prior to such date of purchase.

         (f) The provisions of this Lease governing Purchase Offers, including, without limitation, the provisions of this Section 20, will apply to any Purchase Offer deemed to have been given by Lessee pursuant to the provisions of
Section 17(b) or Section 19(a) hereof with the same effect as if such Purchase Offer had been expressly made by Lessee pursuant to the terms hereof.

         21. Financial Statements and Reports. Lessee will furnish to the Noteholders and to Lessor for so long as this Lease is in effect:

         (a) within ninety five (95) days after the end of each fiscal year of Lessee, a copy of the annual audited consolidated balance sheet of Lessee and its subsidiaries as of the end of such fiscal year and of the related consolidated statements of income and retained earnings and statements of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by an unqualified audit opinion given by an independent certified public accounting firm of recognized national standing selected by Lessee, which opinion will state that such audit was conducted in accordance with generally accepted auditing standards, consistently applied, and, accordingly, included such tests of accounting records and such other auditing procedures as were considered necessary under the circumstances. All such financial statements will be prepared in accordance with GAAP, consistently applied, except for changes in application of GAAP in which Lessee's accountants concur, and will fairly present the consolidated financial position of Lessee and its subsidiaries for the respective periods indicated and the results of their operations and cash flows for such period;

         (b) within fifty (50) days after the end of each of the first three (3) quarters of each fiscal year of Lessee, a copy of: (i) the unaudited consolidated balance sheet of Lessee and its subsidiaries as of the end of each such quarter and figures, set forth in side by side comparative form, as of the end of Lessee's previous fiscal year, and (ii) the related consolidated statements of income and retained earnings and cash flows for such quarter and for the portion of Lessee's fiscal year ended at the end of such quarter and figures, set forth in comparative form, for the corresponding periods. All such financial statements will be prepared in accordance with GAAP, consistently applied, except for changes in application of GAAP in which Lessee's accountants concur, and will fairly present (subject to year-end audit and adjustment) the consolidated financial position of Lessee and its subsidiaries for the respective periods indicated and the results of their operations and cash flows for such period, and will be accompanied by a certificate of the Chief Financial Officer, President or a Vice President of Lessee to that effect;

         (c) upon request by Lessor, within thirty (30) days after the end of each full calendar month except on months which are the last month of a fiscal year or quarter, during the Term, a copy of: (i) the unaudited consolidated balance sheet of Lessee and its subsidiaries as of the end of the calendar month then ended and figures, set forth in side by side comparative form, as of the end of the immediately preceding month, and (ii) the related consolidated statements of income and retained earnings and cash flows for such calendar month then ended and for the portion of Lessee's fiscal year ended at the end of such calendar month and figures, set forth in comparative form, for the corresponding periods of Lessee's previous fiscal year. All such financial statements will be prepared in accordance with GAAP, consistently applied, except for changes in application of GAAP in which Lessee's accountants concur, and will fairly present (subject to year-end audit and adjustment) the consolidated financial position of Lessee and its subsidiaries for the respective periods indicated and the results of their operations and cash flows for such period;

         (d) from time to time, such other information concerning Lessee as may be reasonably requested by Lessor or the Noteholders;

         (e) accompanying all financial statements specified in this Section 21 (other than with respect to those described in (c) above), the certificate of the Chief Financial Officer, President or a Vice President of Lessee (i) stating that no Default or Event of Default has occurred and is continuing, (ii) stating that no Default or Event of Default has occurred since the delivery of the immediately preceding certificate of Lessee delivered pursuant to this Section 21, (iii) stating that the Lease is unmodified and in full force and effect, or if there has been any modification, that the Lease is in full force as modified, and setting forth such modifications, (iv) if any Default or Event of Default has occurred, specifying the nature and the period of existence thereof and what action Lessee has taken or is taking with respect thereto, and (v) stating that there are no defenses, set-offs or counterclaims with respect to payment of Basic Rent or any other sums payable by Lessee hereunder and the performance by Lessee of all of the obligations hereunder or, if there are any such defenses, set-offs or counterclaims, specifying the nature and status thereof; and

         (f) prompt notice of the occurrence of any Default or Event of Default under this Lease.

         22.      Limitation on Liability of Lessor.

         Lessor (for purposes of this Section, the term "Lessor" shall include the directors, officers, partners, employees and agents of Lessor and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lessor) shall not be liable to Lessee or to Lessee's employees, agents, licensees, or visitors, or to any other person whomsoever, for (i) any accident, injury or damage which shall happen in or about the Leased Property unless caused by or resulting from the gross negligence (BUT NOT THE NEGLIGENCE) or willful misconduct of Lessor or Lessor's agents, servants or employees; (ii) any injury or damage to person or property due to the Leased Property or any part thereof becoming out of repair or by defect in or failure of pipes or wiring, or by the backing up of drains or by the bursting or leaking of pipes, faucets and plumbing fixtures or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Leased Property, WHETHER OR NOT CAUSED BY THE NEGLIGENCE OF LESSOR, or (iii) any loss or damage that may be occasioned by or through the acts or omissions of any other person whatsoever, excepting only the willful misconduct or gross negligence (BUT NOT THE NEGLIGENCE) of duly authorized employees and agents of Lessor, or (iv) for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition or order of governmental authority, or any other matter beyond the control of Lessor. Lessee agrees that all personal property upon the Leased Property shall be at the risk of Lessee only, and that Lessor shall not be liable for any damage thereto or theft thereof.

         23.      Payment of Expenses and Indemnification of Lessor.

         Lessee shall pay all expenses and reimburse Lessor for any expenditures, including reasonable attorney's fees and legal expenses, incurred or expended in connection with (i) the breach by Lessee of any of its covenants in this Lease, (ii) Lessor's exercise of any of its rights and remedies hereunder, or (iii) any amendments to this Lease requested by Lessee or any approval of Lessor required hereunder. Lessee agrees to indemnify and hold harmless Lessor (for purposes of this Section, the term "Lessor" shall include the directors, officers, partners, employees and agents of Lessor and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lessor) from and against, and to reimburse Lessor with respect to, all claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney's fees and court costs) of every kind and character, known or unknown, fixed or contingent, imposed on, asserted against or incurred or paid by Lessor at any time and from time to time by reason of, in connection with or arising out of
(i) the breach by Lessee of any of its covenants under this Lease; (ii) any accident, injury or damage which shall happen in or about the Leased Property unless caused by or resulting from the gross negligence (BUT NOT THE NEGLIGENCE) or willful misconduct of Lessor; (iii) failure to comply with any requirements of any governmental authority; and (iv) any mechanic's lien, deed of trust, mortgage and security agreement or other security instrument filed against the Leased Property, any fixtures attached thereto or any materials used in the construction or alteration thereof. If any action or proceeding is brought against Lessor by reason of any such occurrences, Lessee, upon written notice from Lessor, will at Lessee's expense resist or defend any such action or proceeding by counsel approved in writing by Lessor, such approval not to be withheld unreasonably. WITHOUT LIMITATION, IT IS THE INTENTION OF LESSEE AND LESSEE AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, REASONABLE ATTORNEY'S FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. However, such indemnities shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such indemnified party. The foregoing indemnities shall not terminate upon termination of this Lease but will survive the termination of this Lease. Any amount to be paid under this section by Lessee to Lessor shall be paid by Lessee to Lessor upon demand.

         24.      Assignment and Subletting.

         (a) Lessee shall not, without the prior written consent of Lessor, assign or in any manner transfer this Lease or any estate or interest therein or permit any assignment of this Lease or any estate or interest therein by operation of law or sublet the Leased Property or any part thereof or grant any license, concession or other right of occupancy of any portion of the Leased Property; except that, Lessee shall have the right, without the necessity of obtaining the consent of Lessor, (i) to assign the leasehold estate under this Lease to any parent, subsidiary or affiliate of Lessee; (ii) to sublet the Leased Property to any parent, subsidiary or affiliate of Lessee; and (iii) to sublet up to 80% of the rentable square feet of the Leased Property to any Person. Consent by Lessor to one or more assignments or sublettings shall not operate as a waiver of Lessor's rights as to any subsequent assignments and sublettings. Notwithstanding any assignment or subletting, Lessee and any guarantor of Lessee's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all of Lessee's other obligations under this Lease. If an Event of Default should occur and be continuing while the Leased Property or any part thereof is then assigned or sublet, Lessor, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee(s) or sublessee(s) all rents becoming due to Lessee under such assignment(s) or sublease(s) and apply such rent against any sums due to Lessor by Lessee hereunder and Lessee hereby authorizes and directs any such assignee or sublessee to make such payments of rent direct to Lessor upon receipt of notice from Lessor. No direct collection by Lessor from any such assignee or sublessee shall be construed to constitute a novation or a release of Lessee or any guarantor of Lessee from the further performance of its obligations hereunder. Receipt by Lessor of rent from any assignee, sublessee or occupant of the Leased Property shall not be deemed a waiver of the covenant in this Lease contained against assignment and subletting or a release of Lessee under this Lease. The receipt by Lessor to any such assignee or sublessee obligated to make payments of rent shall be a full and complete release, discharge and acquittance to such assignee or sublessee to the extent of any such amount of rent so paid to Lessor. Lessor is authorized and empowered, on behalf of Lessee, to endorse the name of Lessee upon any check, draft or other instrument payable to Lessee evidencing payment of rent or proceeds therefrom in accordance with the terms hereof.

         (b) Lessor shall have the right to transfer, assign and convey, in whole or in part, the Leased Property and any and all of its rights under this Lease, and in the event Lessor assigns its rights under this Lease, Lessor shall thereby be released from any further obligations hereunder, and Lessee agrees to look solely to such successor in interest of the Lessor for performance of such obligations.

         25.      No Liens.

         Lessee will not, without the prior written consent of Lessor, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any voluntary or involuntary lien, whether statutory, constitutional or contractual, including, without limitation, any deed of trust, mortgage, security interest, conditional sale or other title retention document or judgment lien, against or covering the leasehold estate in the Leased Property, or any part thereof, and should any of the foregoing become attached hereafter in any manner to any part of the leasehold estate in the Leased Property without the prior written consent of Lessor, Lessee will cause the same to be promptly discharged and released. Notwithstanding the foregoing, mechanic's liens shall not be covered by this
Section 25, but shall be covered by Section 10.

         26.      Taxes on Lessee's Property.

         Lessee shall be liable for all taxes levied or assessed against furniture, equipment, Trade Fixtures or other personal property placed by Lessee in the Leased Property. If any such taxes for which Lessee is liable are levied or assessed against Lessor and Lessor elects to pay the same or if the assessed value of Lessor's property is increased by inclusion of furniture, equipment, Trade Fixtures or other personal property placed by Lessee in the Leased Property and Lessor elects to pay the taxes based on such increase, Lessee shall pay to Lessor upon demand that part of such taxes for which Lessee is liable hereunder.

         27.      Lessor's Right of Access.

         Lessor and its representatives shall have the right, exercisable without notice and without liability to Lessee for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Lessee's use or possession or giving rise to any claim for set-off or abatement of rent, to enter upon the Leased Property at any reasonable time for the purpose of (a) making inspections, (b) performing any work which Lessor elects to undertake (but without any obligation to do so) made necessary by reason of Lessee's default under the terms of this Lease, (c) showing the Leased Property to prospective purchasers or lenders, or (d) during the last twelve (12) months of the Term hereof, showing the Leased Property to prospective tenants at reasonable hours and, if it is vacated, to prepare it for reoccupancy and also to retain at all times, and to use in appropriate instances, keys to all doors within and into the Leased Property. No locks shall be changed or added without the prior written consent of Lessor. Lessor and its authorized agents shall have the right, within the final twelve (12) month period of the Term of this Lease, to erect on or about the Leased Property a customary sign advertising the Leased Property for lease and shall have the right, at any time during the Term of this Lease to erect on or about the Leased Property a customary sign advertising the Leased Property for sale.

         28.      Surrender Upon Termination.

         Lessee shall, at the expiration or earlier termination of the Term of this Lease, surrender to Lessor the Leased Property free of liens and subtenancies and in good condition and repair, reasonable wear and tear excepted and shall deliver to Lessor all keys to the Leased Property, and, if such possession is not immediately surrendered, Lessor may forthwith enter upon and take possession of the Leased Property and expel or remove Lessee and any other person who may be occupying said premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor. All Trade Fixtures and other personal property owned by Lessee which are located on the Leased Property may be removed by Lessee at the termination of this Lease. All such removals shall be accomplished in a good and workmanlike manner so as not to damage the Leased Property or the primary structure or structural qualities of the Leased Property or the plumbing, electrical lines or other utilities. All such Trade Fixtures and other personal property not promptly removed after such termination shall thereupon be conclusively presumed to have been abandoned by Lessee and Lessor may, at its option, take over the possession of such property and either (i) declare same to be the property of Lessor by written notice thereof to Lessee or (ii) at the sole cost and expense of Lessee remove the same or any part thereof in any manner that Lessor shall choose and store the same without incurring liability to Lessee or any other person.

         29.      Holding Over by Lessee.

         Should Lessee continue to hold the Leased Property after the expiration of the Term or sooner termination of this Lease, such holding over shall constitute and be construed as a tenancy from month to month only at 150% of the Rent provided herein, which rental shall be due and payable in advance on the first day of each calendar month; subject, however, to all of the terms, provisions, covenants and agreements on the part of Lessee hereunder. No payments of money by Lessee to Lessor after the termination of this Lease shall reinstate the Term of this Lease and no such reinstatement after the termination hereof shall be valid unless and until the same shall be reduced to writing and signed by both Lessor and Lessee. Lessee shall be liable to Lessor for all damage which Lessor shall suffer by reason of any holding over by Lessee and Lessee shall indemnify Lessor against all claims made by any other tenant or prospective tenant against Lessor resulting from delay by Lessor in delivering possession of the Leased Property to such other tenant or prospective tenant.

         30.      Events of Default.

         The following events shall be deemed to be events of default (herein called "Events of Default") by Lessee under this Lease:

         (a) Lessee shall fail to pay any installment of the Rent hereby reserved or any other amount payable by Lessee to Lessor hereunder and such failure shall continue for a period of ten (10) days after receipt by Lessee of written notice of such failure; provided that, if at the time such failure occurs, Lessor has sent Lessee the written notice provided for herein at least two times during the preceding twelve month period, no notice shall be required and such failure shall be an event of default five (5) days after the due date.

         (b) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of Rent or any other amount payable by Lessee to Lessor hereunder, and shall not cure such failure within thirty (30) days after written notice thereof from Lessor to Lessee; provided that, if Lessee shall within such thirty (30) day period commence action to cure such failure but is unable, by reason of the nature of the performance required, to cure same within such period, and if Lessee continues such action thereafter diligently and without unnecessary delays, Lessee shall not be in default hereunder until the expiration of a period of time as may be reasonably necessary to cure such failure, provided further that in any event Lessee shall be in default hereunder if such failure is not cured on or before ninety (90) days after receipt by Lessee of the above described written demand for performance.

         (c) Any representation of Lessee contained herein or otherwise made by Lessee to Lessor in connection with this Lease is false or misleading in any material respect.

         (d) Lessee becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due.

         (e) Lessee is generally not paying its debts as such debts become due.

         (f) A receiver, trustee or custodian is appointed for, or takes possession of, all or substantially all of the assets of Lessee or any of the Leased Property, either in a proceeding brought by Lessee or in a proceeding brought against Lessee and such appointment is not discharged or such possession is not terminated within one hundred fifty (150) days after the effective date thereof or Lessee consents to or acquiesces in such appointment or possession.

         (g) Lessee files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called "applicable Bankruptcy Law") or an involuntary petition for relief is filed against Lessee under any applicable Bankruptcy Law and such petition is not dismissed within one hundred fifty (150) days after the filing thereof, or an order for relief naming Lessee is entered under any applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by Lessor.

         (h) Lessee fails to have discharged within a period of ninety (90) days any attachment, sequestration or similar writ levied upon any property of Lessee.

         (i) Lessee fails to pay within ninety (90) days any final money judgment against Lessee.

         (j) Any of the events referred to in subheadings (d), (e), (f), (g),
(h) or (i) shall occur with respect to any joint venturer or general partner of Lessee or any guarantor of the obligations of Lessee under this Lease.

         (k) Any guarantor of the obligations of Lessee under this Lease shall fail to comply with any term, provision or covenant of the guaranty agreement executed by such guarantor, other than the payment of any amount payable by such guarantor thereunder, and shall not cure such failure within thirty (30) days after written notice thereof from Lessor to Lessee and such guarantor; provided that, if such guarantor shall within such thirty (30) day period commence action to cure such failure but is unable, by reason of the nature of the performance required, to cure same within such period, and if such guarantor continues such action thereafter diligently and without unnecessary delays, Lessee shall not be in default hereunder until the expiration of a period of time as may be reasonably necessary for such guarantor to cure such failure, provided further that in any event Lessee shall be in default hereunder if such failure is not cured on or before ninety (90) days after receipt by Lessee and such guarantor of the above described written demand for performance.

         (l) Lessee abandons all or any portion of the Leased Property.

         31.      Remedies Upon Default.

         (a) If an Event of Default shall have occurred, Lessor shall have the right at its election, then or at any time thereafter while such Event of Default shall continue, to pursue any one or more of the following remedies:

                  (i) Lessor may terminate this Lease by giving written notice thereof to Lessee, in which event Lessee shall immediately surrender the Leased Property with all improvements thereon to Lessor and if Lessee fails so to do, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Property and expel or remove Lessee and any other person who may be occupying said property, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor, and Lessee hereby agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the Leased Property on satisfactory terms or otherwise, specifically including, but not limited to the following:

                           (A) accrued Rent to the date of termination and Late
                  Charges, plus interest thereon at the rate established under subsection 2(d) hereof from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, brokers' fees and commissions, attorneys' fees, moving allowances and any other costs incurred by Lessor in connection with making or executing this Lease, the cost of recovering the Leased Property and the costs of reletting the Leased Property (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and costs of renovating, repairing and altering the Leased Property for a new tenant);

                           (B) the present value of the Rent (discounted at a
                  rate of interest equal to six percent [6%] per annum [the "Discount Rate"]) that would have been payable under this Lease for the balance of the Lease Term but for such termination, reduced by the reasonable fair market rental value of the Leased Property for such balance of the Lease Term (determined from the present value of the actual Rent, discounted at the Discount Rate, received and to be received from Lessor's reletting of the Leased Property or, if the Leased Property is not relet, the rent, discounted at the Discount Rate, that would be received from a comparable lease and comparable tenant for a comparable term and taking into account among other things, the condition of the Leased Property, market conditions and the period of time the Leased Property may reasonably remain vacant before Lessor is able to re-lease the same to a suitable replacement tenant, it being agreed that Lessor shall have no obligation to relet or attempt to relet the Leased Property);

                           (C) any increase in insurance premiums caused by the
                  vacancy of the Leased Property; and

                           (D) any other amount necessary to compensate Lessor
                  for its damages.

         If such termination is caused by the failure to pay Rent and/or the abandonment of any substantial portion of the Leased Property, Lessor may elect, by sending written notice thereof to Lessee, to receive liquidated damages in an amount equal to the Rent payable hereunder for the month during which this Lease is terminated times the lesser of (A) eighteen (18) or (B) the number of full calendar months remaining in the Term at the time of such termination. If Lessor so elects, such liquidated damages shall be in lieu of the payment of loss and damage Lessor may suffer by reason of such termination as provided above but which shall not be in lieu of or reduce in any way any amount (including accrued Rent) or damages due to breach of covenant (whether or not liquidated) payable by Lessee to Lessor which accrued prior to the termination of this Lease. Nothing contained in this Lease shall limit or prejudice the right of Lessor to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                  (ii) Lessor may terminate Lessee's right of possession of the Leased Property but not terminate this Lease and in such event may enter upon and take possession of the Leased Property and expel or remove Lessee or any other person who may be occupying said premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim for damages therefor; and in such event, Lessor shall use reasonable efforts to relet the Leased Property, in the name of Lessee or Lessor or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as Lessor in its absolute discretion may determine and Lessor may collect and receive any rents payable by reason of such reletting. Lessee agrees to pay to Lessor on demand all reasonable expenses necessary to relet the Leased Property which shall include the cost of renovating, repairing and altering the Leased Property for a new lessee or lessees, advertisements and brokerage fees, and Lessee further agrees to pay to Lessor on demand any deficiency that may arise by reason of such reletting. Lessor shall not be responsible or liable for any failure to collect any rent due upon any such reletting. If Lessor terminates Lessee's possession of the Leased Property pursuant to this subsection (ii), (A) Lessor shall have no obligation whatsoever to tender to Lessee a key for new locks installed in the Leased Property, and (B) Lessee shall have no further right to possession of the Leased Property. No such re-entry or taking of possession of the Leased Property by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such termination is given to Lessee in accordance with the terms of this Lease. No repossession of or re-entering on the Leased Property or any part thereof pursuant to this subsection or otherwise and no reletting of the Leased Property or any part thereof pursuant to this subsection shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession or re-entering on the Leased Property or any part thereof by reason of the occurrence of an event of default, Lessee will pay to Lessor the Rent required to be paid by Lessee.

                  (iii) Enter upon the Leased Property, by force if necessary, without having any civil or criminal liability therefor, and, with or without such entry upon the Leased Property, do whatever Lessee is obligated to do under the terms of this Lease, and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease. Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action, whether caused by the negligence of Lessor or otherwise.

         (b) No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Lessor to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violation of any term, covenant, agreement or condition contained in this Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by Lessor of any Rent or any other amount payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor. In addition to other remedies provided in this Lease, Lessor shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Lessor at law or in equity.

         (c) With respect to the provisions of the laws of the State of North Carolina or of this Lease which require that Lessor use reasonable efforts to relet the Leased Property, it is understood and agreed that the following shall apply in determining whether such efforts by Lessor to relet are reasonable:

                  (i) Lessor may decline to incur out-of-pocket costs to relet the Leased Property, other than customary leasing commissions and legal fees for the negotiation of a lease with a new lessee;

                  (ii) Lessor may decline to relet the Leased Property at rental rates below then prevailing market rental rates;

                  (iii) Lessor may decline to relet the Leased Property to a prospective lessee, the nature of whose business may have an adverse impact upon the first class manner in which the Leased Property is operated or with the high reputation of the Leased Property even though in each of said circumstances such prospective lessee may have a good credit rating;

                  (iv) Before reletting the Leased Property to a prospective lessee, Lessor may require the prospective lessee to demonstrate the same or better financial capacity as that of Lessee; and

                  (v) Listing the Leased Property with a broker in a manner consistent with subsections (i) through (iv) above shall constitute prima facie evidence of reasonable efforts on the part of Lessor to relet the Leased Property.

         32.      Waiver by Lessee.

         Lessee hereby waives and surrenders for itself and all claiming by, through and under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Leased Property or to have a continuance of this Lease for the term hereby demised after termination of Lessee's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the Term of this Lease as herein provided, and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent, and (iii) the provisions of any law relating to notice and/or delay in levy of execution in case of eviction of a tenant for nonpayment of rent.

         33.      Representations by Lessor.

         Lessor hereby represents and warrants that (a) Lessor is duly organized and legally existing under the laws of the State of California; (b) this Lease constitutes the legal, valid and binding obligations of Lessor enforceable in accordance with its terms; and (c) the execution and delivery of, and performance under this Lease are within Lessor's power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action and are not in contravention of law or the powers of Lessor's charter, by-laws or other corporate papers, or of any indenture, agreement or undertaking to which Lessor is a party or by which it is bound.

         34.      Representations by Lessee.

         Lessee hereby represents and warrants that (a) Lessee is duly incorporated and legally existing under the laws of the State of California; (b) this Lease constitutes the legal, valid and binding obligations of Lessee enforceable in accordance with its terms; and (c) the execution and delivery of, and performance under this Lease are within Lessee's power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action and are not in contravention of law or the powers of Lessee's charter, by-laws or other corporate papers, or of any indenture, agreement or undertaking to which Lessee is a party or by which it is bound.

         35.      Estoppel Certificates.

         (a) Lessee agrees at any time and from time to time, upon not less than fifteen (15) days prior written notice by Lessor, to execute, acknowledge and deliver, without charge, to Lessor, or to any person designated by Lessor, a statement in writing certifying that this Lease is unmodified (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof), that Lessee has not received any notice of default or notice of termination of this Lease (or if Lessee has received such a notice, that it has been revoked, if such be the case), that to the knowledge of Lessee no Event of Default exists hereunder (or if any such Event of Default does exist, specifying the same and stating that the same has been cured, if such be the case), that Lessee to its knowledge has no claims or offsets against Lessor hereunder (or if Lessee has any such claims, specifying the same), and the dates to which the Rent and the other sums and charges payable by Lessee hereunder have been paid.

         (b) Lessor agrees at any time and from time to time, upon not less than fifteen (15) days prior written notice by Lessee, to execute, acknowledge and deliver, without charge, to Lessee, or to any person designated by Lessee, a statement in writing stating that this Lease is unmodified (or if there be modifications, identifying the same by the date thereof and specifying the nature thereof), that no notice of default or notice of termination of this Lease has been served on Lessee (or if Lessor has served such notice, that the same has been revoked, if such be the case), that to Lessor's knowledge no Event of Default exists under this Lease (or if any such Event of Default does exist, specifying the same), and the date to which the Rent has been paid by Lessee.

         36.      Memorandum of Lease.

         Neither Lessor nor Lessee shall file this Lease for record in the Office of the Register of Deeds of Forsyth County, North Carolina, or in any other public place without the written consent of the other. In lieu thereof, Lessor and Lessee agree to execute in recordable form a memorandum of this Lease and to file such memorandum for record in the Office of the Register of Deeds of said County and to share equally all costs and expenses of recording said memorandum.

         37.      Attorneys' Fees.

         Should either Lessor or Lessee institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Lease or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party all court costs and reasonable attorneys' fees incurred in connection with such proceeding.

         38.      Notices.

         Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, or (d) telecopy, addressed as follows:

                  To Lessor:  804 Mallory Court
                              Tyler, Texas  75703
                              Telecopy Number: 903/509-3631

                  To Lessee:  4520 Old Troup Highway
                              Tyler, Texas 95711
                              Telecopy Number: 903/509-3631

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telecopy, upon receipt.

         39.      NO REPRESENTATIONS OR WARRANTIES.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE OR IN ANY EXHIBIT ATTACHED HERETO, IT IS UNDERSTOOD AND AGREED THAT THE LEASED PROPERTY IS BEING LEASED HEREUNDER "AS IS" WITHOUT ANY REPRESENTATION OR WARRANTY BY LESSOR EXCEPT AS EXPRESSLY SET FORTH HEREIN. LESSOR HAS NOT MADE AND DOES NOT HEREBY MAKE (EXCEPT AS EXPRESSLY SET FORTH HEREIN) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY, ITS CONDITION (INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, WORKMANSHIP, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE), ITS COMPLIANCE WITH ENVIRONMENTAL LAWS OR OTHER LAWS, INCOME TO BE DERIVED THEREFROM OR EXPENSES TO BE INCURRED WITH RESPECT THERETO, THE OBLIGATIONS, RESPONSIBILITIES OR LIABILITIES OF THE LESSEE THEREOF, OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE LEASED PROPERTY, AND LESSEE ACKNOWLEDGES THAT LESSEE IS ENTERING INTO THIS LEASE WITHOUT RELYING UPON ANY SUCH REPRESENTATION OR WARRANTY MADE BY LESSOR OR BY ANY OTHER PERSON.

         40.      Interest on Lessee's Obligations.

         Any amount payable by Lessee to Lessor hereunder, other than amounts which are subject to the Late Charge and interest provided for in subsection 2(d) hereof, shall bear interest at the rate of twelve per cent (12%) per annum from the date which is ten (10) days after demand for payment by Lessor until paid.

         41.      Quiet Enjoyment.

         Provided Lessee pays the Rent payable hereunder as and when due and payable and keeps and fulfills all of the terms, covenants, agreements and conditions to be performed by Lessee hereunder, Lessee shall at all times during the Term peaceably and quietly enjoy the Leased Property without any disturbance from Lessor or from any other person claiming by, through or under Lessor, subject to the terms, provisions, covenants, agreements and conditions of this Lease.

         42.      Notice to Lessor.

         In the event of any act or omission by Lessor which would give Lessee the right to damages from Lessor or the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Leased Property or the breach of the implied warranty of suitability or otherwise, Lessee shall not sue for such damages or exercise any such right to terminate until (i) it shall have given written notice of such act or omission to Lessor, and (ii) a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time Lessor, its agents or employees, shall be entitled to enter upon the Leased Property and do therein whatever may be necessary to remedy such act or omission. During the period after the giving of such notice and during the remedying of such act or omission, the Rent payable by Lessee for such period as provided in this Lease shall be abated and apportioned only to the extent that any part of the Leased Property shall be untenantable.

         43.      Entire Agreement.

         This Lease sets forth the entire agreement between the parties and no amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by all of the parties hereto.

         44.      Severability.

         Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Lease or the application thereof to any person or circumstances shall be to any extent invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

         45.      No Merger.

         There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Property or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Property or any interest in such fee estate.

         46.      Force Majeure.

         Whenever a period of time is herein prescribed for action to be taken by Lessor or Lessee, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of such party; provided, however, that this Section shall not apply to Lessee's obligation to pay Rent.

         47.      Gender.

         Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and words in the plural number shall be held to include the singular, unless the context otherwise requires.

         48.      No Other Rights.

         No rights, easements or licenses are acquired by Lessee by implication or otherwise except as expressly set forth in the provisions of this Lease.

         49.      Section Headings.

         The Section headings contained in this Lease are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Sections hereof.

         50.      Binding Effect.

         All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and, to the extent assignment is permitted hereunder, their respective assigns.

         51.      Real Estate Commissions.

         Each party hereto represents to the other that it has not authorized any broker or finder to act on its behalf in connection with this Lease and that it has not dealt with any broker or finder purporting to act on behalf of any other party. Each party hereto agrees to indemnify and hold harmless the other party from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by such party or on its behalf with any broker or finder in connection with this Lease or the transaction contemplated hereby.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the date first above written.



                                 LESSOR:

                                 CREST PROPERTIES, LTD., a Texas limited
                                 partnership

                                 By: RHP Management, LLC, a Texas limited
                                     liability company, a general partner

                                     By:    /s/ ROBERT H. PATTERSON, JR.
                                         ---------------------------------------
                                         Name:  Robert H. Patterson, Jr.
                                         Title: President

                                 LESSEE:

                                 THE CLUETT CORPORATION, a California
                                 corporation

                                 By:    /s/ LYNN SKILLEN
                                     -------------------------------------------
                                     Name:  Lynn Skillen
                                     Title:  Vice-President - Finance, Secretary
                                             and Treasurer

                                   SCHEDULE I


         The purchase price under a Purchase Offer shall be the greater of (1),
(2) or (3) below:

                  (1) The current annual Rent then in effect divided by twelve percent (12%).

                  (2) The Fair Market Value (herein so called) of the Leased Property, determined as follows. If Lessor and Lessee agree on the fair market value of the Leased Property, that value shall be the Fair Market Value. If Lessor and Lessee cannot agree on the fair market value of the Leased Property, the Fair Market Value shall be determined by appraisal, using the following procedure. If either Lessor or Lessee selects its appraiser and the other does not within twenty (20) days after notice is sent to the other of the selection of the first appraiser, the first appraiser shall act as the sole appraiser in determining the Fair Market Value of the Leased Property. If within such twenty (20) day period, a second appraiser is selected, the two appraisers shall determine the Fair Market Value. If the two appraisers cannot agree on the Fair Market Value within twenty (20) days after selection of the second appraiser, and the higher appraisal submitted by the two appraisers is less than five percent (5%) higher than the lower appraisal submitted by the two appraisers, the two appraisals shall be averaged and such average shall be the Fair Market Value. If such higher appraisal is five percent (5%), or more, higher than such lower appraisal, the two appraisers shall select a third appraiser within thirty (30) days after selection of the second appraiser, and the appraisals of all three appraisers shall be averaged and such average shall be the Fair Market Value. If a third appraiser cannot be agreed upon within such thirty (30) day period, the third appraiser shall be selected by the Senior Judge of the United States District Court for the Northern District of Texas. Each appraiser thus selected must be a member of the American Institute of Real Estate Appraisers and have no less than five (5) years' experience in appraising real estate in the area where the Leased Property is located, and may not
         (a) be an employee, former employee, affiliate or former affiliate of Lessor or Lessee or (b) have been regularly employed or retained as a consultant or agent of Lessor or Lessee during the preceding twelve
         (12) months. No appraiser shall have any personal or financial interest as would disqualify such appraiser from exercising an independent and impartial judgment as to the value of the Leased Property. The decision of the appraiser(s) shall be forever binding upon Lessor and Lessee and their respective successors and assigns. The appraiser(s) shall deliver a written report of such appraisal to Lessor and Lessee. The fee and expenses of each appraiser making such appraisal shall be borne by the party appointing such appraiser, with the fee and expenses of any third appraiser being born equally by Lessor and Lessee.

                  (3) The unpaid balance of the First Lien Note plus any prepayment penalty due to the First Lien Noteholder thereunder.